UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2016

SEANIEMAC INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	20-4292198
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

780 New York Avenue, Suite A, Huntington, New York	11743
(Address of principal executive offices)	(Zip Code)

(386) 409-0200

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On December 8, 2016, SeanieMac International, Ltd. (the “Company”) filed a certificate of designation, preferences and rights of Series E Senior Convertible Voting Non-Redeemable Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada to designate 1,000,000 shares of its previously authorized preferred stock as Series E Senior Convertible Voting Non-Redeemable Preferred Stock (the “Series E”). The Certificate of Designation and its filing was approved by the Company’s board of directors on December 7, 2016 following approval by the holders of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, as provided for in the Company’s articles of incorporation and under Nevada law.

The holders of shares of Series E preferred stock are not entitled to dividends or distributions. The holders of shares of Series E preferred stock have the following voting rights:

●	All of the shares of Series E preferred stock outstanding at any time are, collectively, entitled to cast a number of votes on each and every matter submitted to a vote of the stockholders of the Company equal to 102% of the total number of votes entitled to be cast by all of the other shares of stock and pursuant to any other agreement of the Company, with the total number of votes to be apportioned pro rata between the shares of Series E preferred stock then outstanding.

●	Except as otherwise provided in the Certificate of Designation, the holders of Series E preferred stock, the holders of Company common stock and the holders of shares of any other Company capital stock having general voting rights and shall vote together as one class on all matters submitted to a vote of the Company’s stockholders.

The foregoing description of the Certificate of Designation is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 6, 2016, the holders of a majority of each of the Company’s Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock provided their written consent to the creation of the Series E, via written consents in an action without a meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Designation of Series E Senior Convertible Voting Non-Redeemable Preferred Stock, as filed with the Secretary of State of Nevada on December 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEANIEMAC INTERNATIONAL, LTD.

Date: December 12, 2016	By:	/s/ Barry M. Brookstein
Barry M. Brookstein,
Chief Executive Officer